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                                                                   EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT



We consent to the use in this Amendment No. 1 to Registration Statement No. 333-70777 of Rite Aid Corporation of our report dated May 8, 2001, except for
Note 25, as to which the date is May 16, 2001, appearing in the Prospectus, which is part of this Registration Statement, and of our report dated May 8, 2001 relating to the financial statement schedule appearing elsewhere in this Registration Statement.


We also consent to the reference to us under the heading "Experts" in such Prospectus.


/s/ DELOITTE & TOUCHE LLP
Philadelphia, Pennsylvania
July 18, 2001